1998-2

                          Block Mortgage Finance, Inc.
                            Asset Backed Certificates
                                  Series 1998-2

                        Statement to Certificatesholders
                         Aggregate Information for 1998
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CLASS             ORIGINAL FACE VALUE     PRINC DISTRI        INT. DISTR         TOTAL DISTR.      ENDING CERT. BAL
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
A-1                    $50,000,000.00   $14,583,440.40     $1,466,870.58      $16,050,310.97         $35,416,559.60
A-2                     20,000,000.00             0.00        624,000.00          624,000.00          20,000,000.00
A-3                     18,000,000.00             0.00        569,700.00          569,700.00          18,000,000.00
A-4                     22,000,000.00             0.00        831,600.00          831,600.00          22,000,000.00
A-5                     11,464,000.00             0.00        389,202.78          389,202.78          11,464,000.00
A-6                     13,496,000.00             0.00        430,522.38          430,522.38          13,496,000.00
A-7                     87,384,000.00    10,925,227.60      2,445,745.12       13,370,972.71          76,458,772.40
A-8                     29,128,000.00             0.00        907,337.22          907,337.22          29,128,000.00

TOTALS                $251,472,000.00   $25,508,668.00     $7,664,978.08      $33,173,646.06        $225,963,332.00



                                                                                    Group I             Group II
Sec 7.09 (a) (i)              Scheduled Principal                               $741,808.62          $265,261.73
                              Principal Prepayments                          $11,168,244.58        $8,499,630.64
                              Net Liquidation Proceeds                                    0          $103,436.49
                              Paid Principal Carry Forward Amount                         0                    0
                              Remaining Unpaid Prin. Carry Forward Amt                    0                    0


Sec. 7.09 (a) (ii)            Compensating Interest                                      $0              $113.91
                              Paid Interest Carry Forward Amount                          0                    0
                              Remaining Unpaid Interest Carry Forward Amt                 0                    0
                              A-7 Basis Risk Carryover Amount Paid                        0                    0
                              A-7 Basis Risk Carryover Amount Remaining                   0                    0


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                                                                                    Group I             Group II               Total
Sec 7.09 (a) (iv)             Aggregate Group Loan Balance                  $123,050,548.21      $108,797,316.48     $231,847,864.69

Sec 7.09 (a) (v)              Servicing Fees                                    $613,101.17
                              Insurance Premium Amount                          $174,622.00
                              Trustee Fee                                        $17,166.83

Sec 7.09 (a) (vii)            Current Delinquency Advances                    $6,376,755.01
                              Current Servicing Advances                                  0
                              Total Unreimbursed Delinq. Adv                              0
                              Total Unreimbursed Servicing Adv                            0


Sec 7.09 (a) (viii) (A) (B)

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                                                        Not in Foreclosure          In foreclosure
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                              Period                Number         Princ. Bal           Number                      Prin. Balance
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Fixed Group                   1-29 days             1012          $51,408,043.44                      9              $383,746.29
                              30-59 Days             438          $23,513,841.88                      5              $210,500.16
                              60-89 days              98           $5,283,064.05                      1               $26,950.10
                              90+ Days                59           $3,016,440.64                     60            $3,420,952.99
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                              1-29 days              498          $49,686,990.75                      2              $110,984.53
Adj Group                     30-59 Days             237          $22,050,393.25                      2              $208,853.61
                              60-89 days              56           $5,910,330.72                      2              $187,485.65
                              90+ Days                30           $2,783,702.26                     31            $3,322,726.27
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Sec. 7.09 (a)  (xi)           Insured Payment                                                       0
                              Class A-1 Allocation                                                  0
                              Class A-2 Allocation                                                  0
                              Class A-3 Allocation                                                  0
                              Class A-4 Allocation                                                  0
                              Class A-5 Allocation                                                  0
                              Class A-6 Allocation                                                  0
                              Class A-7 Allocation                                                  0
                              Class A-8 Allocation                                                  0


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                                                                                              Group I                 Group II
Sec. 7.09 (a)  (xii)          Subordinated Amount                                       $9,538,948.25          $ 14,103,945.42
                              Subordination Deficit                                                 0                        0
                              Specified Subordinated Amount                            $48,585,816.48           $49,429,784.76

Sec. 7.09 (a) (xiii)          Substitution Adjustments                                              0                        0
                              Loan Purchase Price Amounts                                           0                        0

Sec. 7.09 (a) (xv)            Weighted Average Coupon                                        11.1159%                 10.1519%
                              Weighted Average Remaining Term to Maturity                  221 months               269 months

Sec. 7.09 (a) (xvi)           Largest Loan Balance Outstanding                            $481,434.01              $447,309.59

Sec. 7.09 (a) (xvii)          Available Funds                                           $3,194,378.58            $1,934,540.25
                              Total Available Funds                                     $3,161,525.72            $2,295,631.95

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